Exhibit 2.2

Delaware	Page 1
The First State

I,    JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF AN UNITED STATES CORPORATION UNDER THE NAME OF "PETROGRESS, INC." TO A DELAWARE CORPORATION, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF NOVEMBER, A.D. 2016, AT 5:06 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTIETH DAY OF NOVEMBER, A.D. 2016.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

6217823 8100F	Authentication: 203354055
SR# 20166668372	Date: 11-17-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:06 PM 11/16/2016
FILED 05:06 PM 11/16/2016
SR 20166668372 - File Number 6217823

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.	The jurisdiction where the Non-Delaware Corporation first formed is Florida.

2.	The jurisdiction immediately prior to filing this Certificate is Florida.

3.	The date the Non-Delaware Corporation first formed is February 12, 2010.

4.	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Petrogress, Inc.

5.	The name of the Corporation as set forth in the Certificate of Incorporation is Petrogress, Inc.

6.	This Certificate of Conversion shall become effective on November 30, 2016.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation has executed this Certificate on the 3rd day of November, 2016.

By:	/s/ Christos Traios

Name:	Christos Traios

Title:	Chief Executive Officer

I, Maria C. Nacos, a Notary Public duly authorized, admitted and sworn residing and practising in Piraeus, Greece, do hereby certify, that this document has been signed before me by Mr. CHRISTOS TRAIOS (Greek passport No. AK4673287/15.7.2014).

In testimony whereof I have hereunto subscribed my name and affixed my official seal in Piraeus, Greece, on this 3rd day of November, 2016.